EXHIBIT 15


                    Letter from Independent Accountants as to
                     unaudited interim financial information




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                                                                      EXHIBIT 15





Denbury Resources Inc.:

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited condensed consolidated interim financial information of Denbury Resources Inc. (the "Company"), for the periods ended March 31, 2000 and 1999, as indicated in our report dated May 2, 2000; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, is incorporated by reference in Registration Statements Nos. 333-1006, 333-27995, 333-55999 and 333-70485 of Denbury Resources Inc. on Form S-8.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration
Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP


Dallas, Texas
May 10, 2000



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